FT Interactive Data
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Financial Times
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                                                        Fax: (212)771-6987



September 25, 2002




Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal, a division of Advest, Inc.
90 State House Square
Hartford, Connecticut 06103


RE:      EMPIRE STATE MUNICIPAL EXEMPT TRUST
         Guaranteed Series 146: Post-Effective Amendment No. 3
         Guaranteed Series 153 & 154: Post-Effective Amendment No. 2

Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File Nos. 333-74099, 333-38748 and 333-38750 for the referenced Trusts and acknowledge that FT Interactive Data is currently acting as the evaluator for the securities contained in the portfolio for the Empire State Municipal Exempt Trust Guaranteed Series 146, 153 & 154. Subsequently, we hereby consent to the reference of FT Interactive Data as Trusts evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolios of the Trusts, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

/s/ Elizabeth Abela-Davi
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Elizabeth Abela-Davi
Director, Global Fixed Income Pricing